09 June 2026 Exhibit (a)(5)(a) Agreement to acquire Nuvalent Presentation intended for professional investor use only gsk.com

Speakers Luke Miels Nina Mojas Tony Wood Julie Brown Chief Executive President, Global Chief Scientific Chief Financial Officer Product Strategy Officer Officer 2

Disclosure statement This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer or a recommendation to sell securities, nor is it a substitute for the tender offer materials that GSK plc, GlaxoSmithKline LLC (“GSK LLC”) and its wholly-owned subsidiary, Harmony Row Acquisition Co. will file with the Securities and Exchange Commission (the “SEC”). The tender offer for the outstanding shares of Nuvalent Class A common stock and Class B common stock described in this presentation has not commenced. At the time the tender offer is commenced, GSK plc, GSK LLC and Harmony Row Acquisition Co. will file, or will cause to be filed, a Schedule TO Tender Offer Statement with the SEC, and, thereafter, Nuvalent will file a Schedule 14D-9 Solicitation/Recommendation Statement with the SEC, in each case with respect to the tender offer. The Schedule TO Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Schedule 14D-9 Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials (once they become available) will be made available to Nuvalent stockholders at no expense to them by the information agent for the tender offer, which will be announced. In addition, those materials and all other documents filed by or caused to be filed by Nuvalent or GSK plc with the SEC will be available at no charge on the SEC’s website at www.sec.gov. In addition to the Schedule 14D-9 Solicitation/Recommendation Statement and Schedule TO Offer Statement (once each becomes available), Nuvalent and GSK plc file or furnish, as applicable, annual, quarterly and current reports and other information with the SEC. Nuvalent and GSK plc filings with the SEC are available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov. 3

Cautionary statement regarding forward-looking statements This presentation may contain forward-looking statements. Forward-looking statements give the Group’s current expectations or forecasts of future events. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results. Other than in accordance with its legal or regulatory obligations (including under the Market Abuse Regulations, UK Listing Rules and the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority), the Group undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, consult any additional disclosures that the Group may make in any documents which it publishes and/or files with the US Securities and Exchange Commission (SEC). All investors, wherever located, should take note of these disclosures. Accordingly, no assurance can be given that any particular expectation will be met and investors are cautioned not to place undue reliance on the forward-looking statements. Forward-looking statements are subject to assumptions, inherent risks and uncertainties, many of which relate to factors that are beyond the Group’s control or precise estimate. The Group cautions investors that a number of important factors, including those in this presentation, could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such factors include, but are not limited to, those discussed under ‘Risk factors’ in the Group’s Annual Report on Form 20-F for the full year (FY) 2025. Any forward-looking statements made by or on behalf of the Group speak only as of the date they are made and are based upon the knowledge and information available to the Directors on the date of this presentation. A number of adjusted measures are used to report the performance of our business, which are non-IFRS measures. These measures are defined and reconciliations to the nearest IFRS measure are available in the Group’s Q1 2026 Results and the Group’s Annual Report on Form 20-F for FY 2025. All expectations, guidance and outlooks regarding future performance and the dividend should be read together with the section “Guidance and outlooks, assumptions and cautionary statements on pages 44 and 45 of our stock exchange announcement of the Group's Q1 2026 Results and the statements on page 328 of the Group’s Annual Report for FY 2025. 4

Key focus areas to drive value Deliver Accelerate Simplify how Growth R&D we work Maximise launch of next wave Focus on bringing late-stage Reduce complexity, focus resources products, ensure success in pipeline to patients faster and on what matters most and embrace operational execution executing BD AI/tech to drive agility 5

Strategic rationale ALK ROS1 Financials Nuvalent acquisition will drive growth and accelerate R&D • Clinically validated precision oncology assets to strengthen and complement our oncology portfolio • Two lead assets which address significant lung cancer markets with large unmet medical need (ALK+ & ROS1+ NSCLC) • FDA Breakthrough Therapy & Orphan Drug Designations received for both assets Deal Accretive to Transaction consideration EPS in expected to close • Multi blockbuster potential with $10.6bn 2029 Q3 2026 approvals in 2026 Assets under FDA review. The transaction is subject to regulatory clearance. ALK: Anaplastic lymphoma kinase; ROS1: ROS proto-oncogene 1; NSCLC: Non small cell lung cancer 6

Strategic rationale ALK ROS1 Financials Nuvalent meets critical strategic objectives Deliver Growth Accelerate R&D ✓✓ Accelerate Oncology Validated target Potential best-in-class ALK- & Anchor GSK position in lung ROS1-selective, TRK-sparing cancer with well-defined inhibitors, addressing limitations population and targeted of existing therapies for ALK+ & commercial approach ROS1+ NSCLC ✓ Invest for Growth Efficacy/tolerability gap ✓ Resistance mutations, CNS Accretive to sales and metastasis, treatment- operating profit in 2027, related adverse effects, to EPS in 2029 duration of treatment The transaction is subject to regulatory clearance. ALK: Anaplastic lymphoma kinase; ROS1: ROS proto-oncogene 1; TRK: Tropomyosin receptor kinase; NSCLC: Non small cell lung cancer; CNS: Central nervous system 7

Strategic rationale ALK ROS1 Financials Nuvalent is an extension of proven BD strategy “Multiple assets in one deal” Therapy area Company Asset Validated Efficacy or target tolerability gap Oncology momelotinib ✓ ✓ Respiratory camlipixant ✓✓ Respiratory LA-TSLP ✓ ✓ Oncology velzatinib ✓ ✓ ✓ ✓ Immunology efimosfermin ✓ ✓ Immunology ozureprubart Respiratory HS235✓✓ neldalkib & ✓ ✓ Oncology zidesamtinib BD strategy: Validated targets in established market with clear unmet need, despite existing approved products LA-TSLP: long-acting thymic stromal lymphopoietin 8

Nuvalent: precision medicine for NSCLC

Rare opportunity for a highly de-risked, precision oncology franchise

NSCLC prevalence of driver mutations


SoC: Chemo +/- IO
KRASm 25%
EGFRm 17%
ALK+
4%
ROS1+
2%
HER2
2%
Other
Unknown

ALK+ and ROS1+ NSCLC patients

- Typically **younger (40-50 years)**, non-smokers, otherwise healthy
- **High CNS metastases** ~30-50%
- Most patients remain on ALK TKIs, progression-free, for years
- Biomarker defined population: one of the most engaged lung cancer communities actively shaping treatment adoptions

Strategic rationale
ALK
ROS1
Financials

Gainor et al., Cancers (2022); CNS metastases data; Allen *et al.*, Oncotarget (2021), Griesinger *et al.*, Oncotarget (2018);
NSCLC: Non small cell lung cancer; KRASm: Kirsten rat sarcoma mutant; EGFRm: Epidermal growth factor receptor mutant; ALK: Anaplastic lymphoma kinase; ROS1: ROS proto-oncogene 1; HER2: Human epidermal growth factor receptor 2; SoC: Standard of care; CNS: Central nervous system; TKI: Tyrosine kinase inhibitor

GSK
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Accelerate GSK lung cancer ambition and maximise Nuvalent value through geographic expansion

Strategic rationale | ALK | ROS1 | Financials

Building lung cancer portfolio

Nuvalent

2026	2027	2028 and beyond
2L+ ALK+ 2L+ ROS1+	1L ROS1+	HER2+ 1L ALK+
		Ris-rez (B7-H3) SCLC Ris-rez (B7-H3) NSCLC

GSK

GSK global presence



2025 sales


25%
23%
52%
US
Europe
International

2L: Second line; ALK: Anaplastic lymphoma kinase; ROS1: ROS proto-oncogene 1; HER2: Human epidermal growth factor receptor 2; 1L: First line; Ris-rez: risvutatug rezetecan (GSK5764227) a novel investigational B7-H3-targeted antibody drug conjugate; SCLC: Small cell lung cancer; NSCLC: Non small cell lung cancer

10

Strategic rationale ALK ROS1 Financials ALK+ NSCLC: Moving towards chronic therapy that preserves quality of life Crizotinib 1st gen: 2011+ 10.9 m · PROFILE 1014 34.8 m Alectinib · ALEX 2nd gen: 2015+ Brigatinib · ALTA-1L 24 m Ceritinib · ASCEND-4 16.6 m Lorlatinib · CROWN (7-yr) PFS at 7y 55% 3rd gen: 2018+ Neladalkib · ALKAZAR (1L ongoing) 4th gen 72 0 12 24 36 48 60 84 Median progression-free survival (months) Brigatinib; ALTA-1L J Thoracic Oncology Camidge 13(10), S381; ceritinib ASCEND4 Soria Lancet 389 (10072), 917; crizotinib PROFILE 1014 Solomon, NEJM 371(23), 2167; alectinib ALEX: Mok Annals of Oncology, 31(8), 1056; loratinib: CROWN Mok: https://doi.org/10.1016/j.annonc.2026.05.692 neladalkib: Popat ASCO25 poster 136b Neladalkib ALKAZAR IL trial ongoing - anticipated PFS ALK: Anaplastic lymphoma kinase; NSCLC: Non small cell lung cancer; PFS: Progression free survival; 1L: First line 11

Strategic rationale
ALK
ROS1
Financials

ALK+ NSCLC: treatment choices driven by efficacy and tolerability


ALK+ NSCLC
US market share
11%
10%
45%
35%
28%
4%
21%
47%
Other
Crizotinib
Alectinib
Lorlatinib
1st Line
2nd Line
3,600
No of eligible US patients (2026)
2,800

Lorlatinib

- Approved 2018
- CROWN (5 and 7yr) PFS update; activity in pts with CNS metastases
- Tolerability profile: cognitive effects, oedema, weight gain, metabolic and quality of life issues

Alectinib

- 1L use supported by tolerability profile

>$3bn 2025 sales generated by current marketed ALK TKIs

Market share estimates generated from various data sources including GSK Survey data, Forian, Flatiron, CancerMpact and Ipsos
ALK: Anaplastic lymphoma kinase; NSCLC: Non small cell lung cancer; PFS: Progression free survival; CNS: Central nervous system; 1L: First line; TKI: Tyrosine kinase inhibitor

GSK
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Neladalkib is designed for superior efficacy and tolerability needed for chronic therapy

Strategic rationale | ALK | ROS1 | Financials

Profile impact		1st Gen Crizotinib	2nd Gen Alectinib	3rd Gen Lorlatinib	4th Gen Neladalkib*
Efficacy	ALK potency	+	+++	++++	++++
	CNS penetrance	-	++	+++	+++
	Activity against single ALK mutations	×	×	✓	✓
	Activity against compound ALK mutations	×	×	×	✓
Tolerability	Trk-sparing	×#	✓	×	✓

*Comparisons to approved therapies are based on cross trial observations
Source: lorlatinib phase III CROWN 2020 NEJM, neladalkib ALKOVE-1
CrizotinibTrk-activity does not result in crizotinib-associated CNS AEs because it is not CNS penetrant
ALK: Anaplastic lymphoma kinase; CNS: Central nervous system; TRK: Tropomyosin receptor kinase

GSK

13

Neladalkib: ALK inhibitor with potential BIC efficacy and tolerability

Highly selective for ALK mutations with CNS activity

Strategic rationale | ALK | ROS1 | Financials

Broad Mutation Coverage without TRK engagement

Selective ALK inhibition over TRK[2]


More active for ALK
Selectivity index
1000
100
20x
10
1
0.1
Equipotent
More active for TRKB
Lorlatinib
NVL-655
Selectivity index = IC50 (pTRKB) / IC50 (Ba/F3 EML4-ALK)
Selectivity for ALK over TRKB
No resistance mutations
Compound mutant
G1202R/T1151M
G1202R/F1174L
G1202R/L1196M
G1202R/L1198F
G1202R/G1269A
I1171N/L1198F
Single mutant
T1151M
I1171N
F1174L
V1180L
L1196M
L1198F
G1202R
D1203N

TRKB sparing expected to improve cognitive, psychiatric, sleep and metabolic effects

CNS penetrance[1]


Unbound brain:plasma ratio
0.5
0.4
0.3
0.2
0.1
0.0
Lorlatinib
NVL-655

		Lorlatinib	NVL-655
CNS response[4]	TKI Naïve:	82%	78%
	Post-TKI:	53%	63%

1. Wistar Han rats 10mg/kg, single dose PO, 1hr timepoint, 2:. Nuvalent Corporate Presentation February 26, 2026, 3: ALKOVE-1 read-out, N=47 (Any prior ALK TKI ± chemo), includes 1uPR; 4. lorla data: Shaw, NEJM 2020;383:2018-2029; nela/NVL655 Nuvalent investor communication; 17 Nov 25
ALK: Anaplastic lymphoma kinase; BIC: Best-in-class; CNS: Central nervous system; TRK: Tropomyosin receptor kinase; TKI: Tyrosine kinase inhibitor

14

Neladalkib: duration of response and PFS benefit indicate BIC profile

2L+ setting

2L+ post 2G TKI

Greater DoR and PFS*

	Lorlatinib *Ph2*	Neladalkib *Ph1-2 ALKOVE-1*
Population	Post 2G TKI, N=139	Post 2G TKI (lorla naïve), N=63
ORR	40%	46%
mDoR	9.6m	NR (60% DoR≥18m)
IC-ORR	56%	63%
IC-DoR	12.4m	92% DoR ≥18m
mPFS	6.6m	14.5m (4.8, NE)

PDUFA 27 November (priority review)
TKI- Pretreated

1L setting

TKI-naïve setting

Comparable ORR data with promising DoR*

	Alectinib Ph3 ALEX	Lorlatinib *Ph3 CROWN*	Neladalkib *Ph1-2 ALKOVE-1*
Population	TKI-naïve, N=126	TKI-naïve, N=149	TKI-naïve, N=44
ORR	83%	76%	86%
CR	4%	3%	9%
DoR	43m	70% DoR ≥12m	91% DoR≥12m
IC-ORR	81%	82%	78%

1L Ph3 study vs alectinib ongoing (ALKAZAR)

Strategic rationale
ALK
ROS1
Financials

*Comparisons to approved therapies are based on cross trial observations
Sources: Lorlatinib P2; ALKOVE-1 ASCO 2026; Alectinib Ph3 ALEX; Alectinib mDoR ; Lorlatinib Ph3 CROWN.
PFS: Progression free survival; BIC: Best-in-class; 2L: Second line; 2G: Second generation; TKI: Tyrosine kinase inhibitor; DoR: Duration of response; ORR: Overall response rate; IC: Intra-cranial; NR: Not reached; NE: Not evaluable; PDUFA: Prescription drug user fee act; 1L: First line; CR: Complete response

GSK
15

Strategic rationale ALK ROS1 Financials Neladalkib: TRK sparing avoids long-term metabolic and neurological adverse events nd rd th 2 3 4 Gen Gen Gen Physician feedback Alectinib Lorlatinib Neladalkib* % of pt with Dose reduction 19% 21% 17% “Neladalkib lower rates consistent dose with manageable tolerability profile” Discontinuation 11% 7% 5% modifications Weight gain *10% 38% Cognitive effects 21% “Lorlatinib requires active monitoring and management particularly for Peripheral mood effects with caregiver 34% All grade implications” neuropathy TEAE Vision disorder 1% 18% Oedema 17% 55% 18% “Neladalkib - largely asymptomatic & manageable - routinely monitored by ALK ALT/AST increase 15% / 14% 17% / 14% 47% / 44% TKI prescribers *Comparisons to approved therapies are based on cross trial observations Sources: Alectinib: Peters et al., NEJM (2017), Lorlatinib: Shaw et al., NEJM (2020), Neladalkib 1L/2L+: ASCO 2026 Oral Presentation and Nuvalent Corporate Presentation (Apr, 2026); 16 ALT: Alanine aminotransferase AST: Aspartate aminotransferase, Gen: generation, pt: patient, TEAE: treatment Emergent Adverse Event*ALEX 5-yr update reports 10% weight gain. ALK: Anaplastic lymphoma kinase; TKI: Tyrosine kinase inhibitor; TRK: Tropomyosin receptor kinase.

Strategic rationale | ALK | ROS1 | Financials

Neladalkib: 2026 2L launch with 1L ALKAZAR study rapidly recruiting

Ongoing clinical development programme

ALKOVE-1	**ALK+ NSCLC: 253 TKI pre-treated patients** • Oral presentation at ASCO 2026 • ORR 31%; mDoR not reached at 11.3m f/up[1] • Durability 64% at 12m, 53% at 18m[1] • Post 2G ALK inh ORR 46%[2] **Pre-treated ALK+ NSCLC** • Orphan Drug Designation, Breakthrough Therapy Designation • PDUFA 27 Nov 2026
ALKOVE-1	**ALK+ solid tumours** • Study ongoing • Preliminary data presented at ESMO 2025
ALKAZAR	**Phase III TKI naïve ALK+ NSCLC** • Study start July 2025 • Neladalkib vs alectinib (1L SoC) • Global, randomized 1:1 controlled trial • N=450

>1500 patients treated to date with neladalkib across clinical studies and early access programme

ALKOVE: NCT05384626: ALKAZAR: NCT 06765109. ALKOVE-1 ASCO 2026, ALKOVE-1 in ALK+ solid tumors : ESMO 2025, ALKAZAR Trial in Progress ASCO 2025

[1]Any prior ALK TKI, [2]Lorlatinib-naïve

2L: Second line; 1L: First line; ALK: Anaplastic lymphoma kinase; NSCLC: Non small cell lung cancer; TKI: Tyrosine kinase inhibitor; ASCO: American Society of Clinical Oncology annual meeting; ORR: Overall response rate; mDoR: Median duration of response; f/up: follow up; 2G: Second generation; PDUFA: Prescription drug user fee act; ESMO: European Society For Medical Oncology congress; TKI: Tyrosine kinase inhibitor; SoC: Standard of care

GSK 17

Strategic rationale ALK ROS1 Financials Zidesamtinib: Significantly longer PFS outcomes to transform ROS1+ NSCLC anticipated Repotrectinib: launched 2023 • Market leader Crizotinib 1st gen: 2016+ 19.3 m · PROFILE 1001 • TRK-driven AEs (neurologic, metabolic) • Require dose reductions / discontinuation 2nd gen: 2019+ Entrectinib ~16.8 m · STARTRK-2 Taletrectinib: launched 2025 • Increased GI side effects (diarrhea, nausea, vomiting); dizziness Repotrectinib · TRIDENT-1 35.7 m rd 3 gen: 2023+ 46.1 m Taletrectinib · TRUST-I/TRUST-II Zidesamtinib • >900 patients treated to date across clinical studies and early access programme th 4 gen Zidesamtinib · ARROS-1 (1L ongoing) ROS1+ segment expected to grow due to 0 12 24 36 48 significantly longer duration of therapy and Median progression-free survival (months) better tolerability Source: PROFILE 1001, STARTRK-2, TRIDENT-1, TRUST-I + TRUST-II/TRUST-II Zidesamtinib ARROS-1 1L trial ongoing 18 PFS: Progression free survival; ROS1: ROS proto-oncogene 1; NSCLC: Non small cell lung cancer; 1L: First line; TRK: Tropomyosin receptor kinase; AE: Adverse event; GI: Gastrointestinal

Strategic rationale ALK ROS1 Financials Zidesamtinib: potential BIC profile for ROS1+ NSCLC Avoiding TRK Inhibition with improved target selectivity Selectivity for ROS1 and ROS1 G2032R over TRK Zidesamtinib potential differentiation • Maintains potency and CNS penetrance with expanded mutation coverage • Better tolerated vs existing therapies Nuvalent Corporate Presentation February 26, 2026 BIC: Best-in-class; ROS1: ROS proto-oncogene 1; NSCLC: Non small cell lung cancer; TRK: Tropomyosin receptor kinase; CNS: Central nervous system 19

Zidesamtinib: potential improved durability in TKI-naïve and post-TKI

2L setting

2L post TKI

Improved mDoR and mPFS; efficacy post next-gen TKIs*

	Repotrectinib *TRIDENT-1* *N=56*	Taletrectinib *TRUST-I/II* *N=113*	Zidesamtinib *Ph1-2 ARROS-1* *N=55*
Population	2L: prior crizotinib or entrectinib	2L: prior crizotinib or entrectinib	2L: prior crizotinib or entrectinib
ORR	38%	56%	51%
mDoR	14.8m	16.6m	22.0m [22, NE]*
IC-ORR	38%	66%	2L: Not reported 2L+ (1-4 prior): 48%
mPFS	9.0m	9.7m	23.8 [23.8, NE]*

PDUFA 18 Sep 2026
TKI-Pretreated

1L setting

TKI-naïve setting

Improved duration of response (DoR)*

	Repotrectinib *TRIDENT-1*	Taletrectinib *TRUST-I/II*	Zidesamtinib *Ph1-2 ARROS-1*
Population	TKI-naïve, N=71	TKI-naïve, N=160	TKI-naïve, N=35
ORR	79%	89%	89%
CR	10%	5%	9%
DoR	70% DoR ≥12m	74% DoR ≥12m	96% DoR≥12m
IC-ORR	89%	77%	83%
mPFS	35.7m	45.6m	NE

sNDA submission H2 2026

Strategic rationale
ALK
ROS1
Financials

*Comparisons to approved therapies are based on cross trial observations
Repotrectinib TRIDENT-1; Taletrectinib TRUST-I/II; Zidesamtinib ARROS-1; ORR and IC-ORR by BICR
TKI: Tyrosine kinase inhibitor; 2L: Second line; DoR: Duration of response; mPFS: Median progression free survival; ORR: Overall response rate; IC: Intracranial; NE: Not evaluable; 1L: First line; CR: Complete response; sNDA: supplemental new drug application; PDUFA: Prescription drug user fee act

GSK
20

Zidesamtinib: ongoing clinical development programme

ARROS-1

TKI pre-treated advanced ROS 1+ NSCLC
- Prior crizotinib or entrectinib: n=55, ORR 51%, mDoR 22m, mPFS 23.8m
- Prior repotrectinib: n=46; ORR 41%; mDoR 15.7m
- Prior taletrectinib n=19; ORR 47% mDoR NR

TKI pre-treated ROS1+ NSCLC
- Orphan Drug Designation, Breakthrough Therapy Designation
- PDUFA 18 Sept 2026

TKI naiive advanced ROS1+ NSCLC
- Trial ongoing – data presented N=35, 89% ORR,
- 96% DoR >12m
- Filing 2H26

Other advanced ROS1+ tumours
- Study ongoing

ARROS-1: NCT05118789; ARROS-1 with prior repotrectinib or talectrectinib: AACR 2026. ARROS-1 pivotal data WCLC 2025. ARROS-1 in other ROS1+ solid tumours ESMO 2024
TKI: Tyrosine kinase inhibitor; ROS1: ROS proto-oncogene 1; NSCLC: Non small cell lung cancer; ORR: Overall response rate; mDoR: Median duration of response; mPFS: Median progression free survival; NR: Not reached; PDUFA: Prescription drug user fee act

Strategic rationale
ALK
ROS1
Financials

GSK
21

Strategic rationele ALK ROS1 Financials Financial Highlights • Purchase price of $124/share, representing a 40% premium to last closing price and 26% premium to 2 30 day VWAP 1 • Aggregate consideration of $10.6bn/ (£8.0bn) Transaction details 1 • Net of cash acquired, GSK aggregate investment is $9.4bn (£7.1bn) • Transaction expected to close in Q3 2026 pending regulatory approval • Supports revenue growth 2027 onwards; incremental to the >£40bn sales by 2031 • Strengthens revenue, core operating profit and margin through DTG LOE (2028-30) • Accretive to core operating profit in 2027 and core EPS in 2029 inclusive of synergies and reprioritisation Financial impact 3 4 • 2026 -2028 low single digit percentage dilution to core EPS 3 • No change to 2026 guidance ranges for core operating profit and core EPS growth of 7-9% • Transaction aligned with existing ‘invest for growth’ priorities and BD strategy Capital allocation • Retain strong investment grade Balance sheet with no impact on credit rating expected priorities remain • Remain committed to 70p dividend for 2026 and progressive dividend policy beyond unchanged • To be funded from existing and new debt facilities and existing cash resources 1. Closing Spot rate as at 8 June 2026 of $1.33/£ 2. VWAP as at 8 June 2026 3. Assuming completion in Q326 4. Inclusive of synergies and reprioritisation DTG LOE: Dolutegravir loss of exclusivity 22

Strategic rationale ALK ROS1 Financials Nuvalent meets critical strategic objectives Deliver Growth Accelerate R&D ✓✓ Accelerate Oncology Validated target Potential best-in-class ALK- & Anchor GSK position in lung ROS1-selective, TRK-sparing cancer with well-defined inhibitors, addressing limitations population and targeted of existing therapies for ALK+ & commercial approach ROS1+ NSCLC ✓ Invest for Growth Efficacy/tolerability gap ✓ Resistance mutations, CNS Accretive to sales and metastasis, treatment- operating profit in 2027, related adverse effects, to EPS in 2029 duration of treatment The transaction is subject to regulatory clearances. BIC: Best in class, NSCLC; non small cell lung cancer; CNS Central Nervous System, ALK and ROS1 are oncogenic drivers; EPS: Earnings per share; BTD: Breakthrough therapy designation 23

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